Exhibit 99.2
3Q 2023 Earnings Presentation October 26, 2023

2 These slides contain (and the accompanying oral discussion will contain) “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements, including general economic and business conditions, conditions affecting the industries served by the Company and its subsidiaries, the overall market acceptance of such products and services, the integration of acquisitions and other factors disclosed in the Company’s periodic reports filed with the Securities and Exchange Commission, as well as future economic and market circumstances, industry conditions, company performance and financial results, operating efficiencies, availability and price of raw materials, availability and market acceptance of new products, product pricing, domestic and international competitive environments, geopolitical risks and actions and policy changes of domestic and foreign governments. Consequently, such forward-looking statements should be regarded as the Company’s current plans, estimates, and beliefs. The Company does not undertake and specifically declines any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. Disclosure Regarding Forward-Looking Statements

Avner Applbaum President and CEO CEO Opening Comments

3Q 2023 Financials and Key Messages

$1.05B	(4.3%)	(2.3%)	11.5%	($2.34)	$4.12	$81M	$44M
Net Sales	Y/Y Net Sales	Operating Margin	Adj. Operating Margin[1]	GAAP Diluted EPS	Adj. Diluted EPS[1]	Operating Cash Flow	Cash Returned to Shareholders


valmont

01 The global Valmont team continued to perform well, delivering **solid third quarter adjusted operating margins and adjusted diluted earnings per share,** while navigating a mixed demand environment

02 **Infrastructure demand globally remains robust**, with several multi-year growth drivers across our markets; **global agriculture market fundamentals** remain relatively strong

03 **Operational excellence and pricing strategies** in both segments drove margin expansion and allows us to capture **the value we add** to customers

04 Announced necessary actions to **position Valmont for long-term success**, including an organizational realignment program and executive leadership changes

CONSERVING RESOURCES. IMPROVING LIFE.® valmont

[1] Please see Reg G reconciliation to GAAP measures at end of document.

4

Agriculture Performing Well in Current Market Conditions Investing in Capacity and Technology to Capture Attractive Industry Trends and Drive Above-Market Growth • Benefiting from several long-term, secular growth drivers • Utilities increasing capex spending to support grid hardening initiatives, power load growth and accelerate the energy transition • Solar expects to see demand tailwinds from the Inflation Reduction Act (“IRA”); 10-year investment tax credit extension supports US demand; favorable policies support international demand • Transportation market demand is supported by road construction investment; Future benefits expected from Infrastructure Investment and Jobs Act (“IIJA”) although funding is slower than anticipated; muted commercial lighting demand • Telecom softness as wireless carriers reduce capex spending following record levels of investment • U.S. net farm income levels are expected to be relatively strong; however, as farmers see a decline from the substantial profit margins seen in 2021 and 2022, sentiment remains somewhat muted • International market fundamentals remain robust ‒ Another record quarter in Brazil; increasing levels of production and expansion of irrigated acres ‒ Project pipeline is providing a multi-year line of sight; food security concerns, the ability to produce goods for export and growing populations driving demand; Egypt project shipments expected to continue through 2024 Infrastructure 5

Aligning Organization to Strategy and Improving Cost Structure Reorganization and Early Retirement Program • Create synergies and optimize our support structure for scale • Simplify reporting lines − Better internal visibility and management decision-making − Drive accountability to achieve results • Enable a more efficient and effective structure for driving long-term profitable growth while reducing costs Ag Tech Impairment • Slower adoption rate of Prospera’s agronomy technology solutions; near-term softness in North America • Updated go-to-market approach; innovate with the purpose of meeting the immediate needs of irrigation customers • Committed to staying the market leader and delivering advanced technology to our customers 6

Avner M. Applbaum President & Chief Executive Officer Timothy P. Francis Interim Chief Financial Officer Diane M. Larkin EVP, Global Operations J. Timothy Donahue Group President, Infrastructure Aaron M. Schapper Group President, Agriculture & Chief Strategy Officer Aligned Around Core Strategic Priorities Executive Leadership Team 7 T. Mitchell Parnell EVP, Chief Human Resources Officer Renee L. Campbell SVP, Investor Relations & Treasurer Gene N. Padgett SVP, Finance & Chief Accounting Officer Ellen S. Dasher VP, Global Taxation R. Andrew Massey VP, Chief Legal Officer & Corporate Secretary Delivering Profitable Growth • Leveraging our competitive advantages that have enabled us to be the trusted partner of choice • Grow through natural adjacencies and geographic expansion Investing with Discipline • Solving customers’ most pressing challenges • Strengthening core businesses • Prioritizing high-value revenue that delivers high ROIC • Continue to prioritize innovation and deliver advanced solutions to our customers Maximizing Financial Performance Through the Cycles

Tim Francis Interim CFO Financial Results and Outlook

3Q 2023 Financial Summary 9 • Infrastructure sales comparable to last year, offset by lower Agriculture sales • GAAP operating margin decreased to (2.3%); Adjusted1 operating margin increased to 11.5% reflecting higher pricing and deliberate actions to improve COGS • GAAP Diluted Earnings (Loss) per Share was ($2.34); Adjusted1 Diluted Earnings per Share increased 18.1% to a third-quarter record of $4.12 • Initiated an organizational realignment program with estimated 2023 pre-tax cash expense in the range of $33 to $36 million • $16M in Infrastructure and the remainder split between Agriculture and Corporate 1 Please see Reg G reconciliation to GAAP measures at end of document. $M, except EPS 3Q 2023 3Q 2022 Y/Y 3Q 2023 3Q 2022 Y/Y Net Sales 1,050.3 1,097.4 -4.3% 1,050.3 1,074.5 -2.3% Operating Income (Loss) (24.2) 110.0 NM 120.8 114.1 +5.9% Operating Margin (2.3%) 10.0% NM 11.5% 10.6% +90 bps Net Earnings (Loss) (49.0) 72.1 NM 87.0 75.3 +15.5% Diluted EPS (2.34) 3.34 NM 4.12 3.49 +18.1% GAAP Adjusted1 NM = “not meaningful”

$92.5 $103.4 $92.5 $108.0 2022 2023 2022 2023 3Q 2023 Results | Infrastructure 10 • Sales comparable to last year driven by higher volumes in Solar, L&T, and TD&S • Lower Telecom volumes and lower pricing associated with a reduced cost of steel in TD&S more than offset higher pricing across the rest of the portfolio • Operating margin improved 140 bps to 13.7% (14.3% adjusted1 ) as pricing not linked to steel commodity costs was higher and the company took deliberate actions to improve COGS Sales ($M) Operating Income ($M) $755.5 $755.1 2022 2023 GAAP: +11.8% 12.3% Sales ($M) 2023 2022 % Transmission, Distribution, and Substation (TD&S) $298.0 $304.8 -2% Lighting and Transportation (L&T) $252.6 $241.6 +5% Coatings $89.0 $92.0 -3% Telecommunications $59.6 $92.8 -36% Solar $55.9 $24.3 +130% 13.7% -0.1% Adjusted1 : -+16.8% 12.3% 14.3% 1 Please see Reg G reconciliation to GAAP measures at end of document.

3Q 2023 Results | Agriculture 11 Sales ($M) Operating Income ($M) • Sales down 8.8% as higher International volumes were more than offset by lower North America volumes • North America sales were lower as farmer sentiment remained muted and 3Q 2022 benefited from ongoing delivery of elevated backlog • International growth was led by higher project sales in EMEA, a record quarter in Brazil and higher sales in Argentina • Recorded an impairment of goodwill and intangible assets in the agriculture technology reporting unit of $137.3M, which led to the operating loss in the quarter Adjusted1 : Sales ($M) 2023 2022 % North America $126.8 $178.6 -29% International $171.7 $148.7 +15% Irrigation Equipment and Parts $273.6 $303.0 -10% Technology Products and Services $24.9 $24.3 +2% -8.8% GAAP: NM -18.8% $327.3 $298.5 2022 2023 $43.3 $(99.7) $47.4 $38.5 2022 2023 2022 2023 13.3% -33.6% 14.6% 13.0% 1 Please see Reg G reconciliation to GAAP measures at end of document. NM = “not meaningful”

YTD Cash Flow Highlights Diligent Working Capital Management Drove Third Quarter Operating Cash Flows of $81.3M 12 $M YTD 09/30/2023 Net Cash Flows from Operating Activities $ 191 Net Cash Flows from Investing Activities (89) Net Cash Flows from Financing Activities (111) Net Cash Flows from Operating Activities $ 191 Purchase of Property, Plant, & Equipment (71) Free Cash Flows $ 120

Balanced Approach to Capital Allocation

2023 Year-to-Date Capital Deployment: $307M

Growing Our Business		Returning Cash To Shareholders	
$71M Capital Expenditures	**$32M** Acquisitions	**$167M** Share Repurchases	**$37M** Dividends

$71M – Capital Expenditures
- Q3 Capex of $26M as we continue to invest in strategic capacity expansions
- Prioritize projects that deliver high ROIC
- Support Industry 4.0 technology to drive efficiency and productivity

$32M – Acquisitions
- Targeting high growth opportunities in end markets with favorable and global long-term demand trends
- Completed acquisition of HR products
- Returns exceeding cost of capital within 3 years

$167M – Share Repurchases
- Q3 Share Repurchase of $31.5M
- Additional $400M share repurchase authorization announced February 2023
- Opportunistic approach, supported by free cash flow
- ~$315M remains on current authorization

$37M – Dividends
- Q3 Dividends Paid of $12.6M
- 9% dividend increase announced February 2023
- Payout ratio target: 15% of earnings
- Current payout: ~15%

CONSERVING RESOURCES. IMPROVING LIFE.® valmont

13

Strong Balance Sheet and Liquidity 14 • Long-term debt mostly fixed-rate, with long-dated maturities to 2044 and 2054 • Total Debt to Adjusted EBITDA remains within our desired range of 1.5 to 2.5 times • Strong and flexible balance sheet to support balanced capital allocation strategy 1See Adjusted EBITDA and Leverage Ratio at end of document. 2$800M Total Revolver less borrowings and Standby LC’s of $247M. As of September 30, 2023 Cash $173 M Total Long-Term Debt $977 M Shareholders' Equity $1,559 M Total Debt to Adj. EBITDA1 1.53 x Available Credit under Revolving Credit Facility2 $553 M Cash $173 M Total Available Liquidity $726 M

Updated Full Year 2023 Outlook and Key Assumptions2 15 • The previous adjusted EPS outlook has been updated to remove the adjustments associated with the Prospera technology intangible asset amortization and stock-based compensation; ~65 cents per diluted share1 • Expect full-year operating margin improvement compared to 2022 • 2022 sales include $100 million from the offshore wind energy structures business which was divested at the end of fiscal 2022 • GAAP effective tax rate of 36% to 36.5%; Adjusted effective tax rate of 26% to 26.5% • Minimal expected foreign currency translation impact to net sales • Capital expenditures expected to be in the range of $100 to $110 million to support strategic growth initiatives Key Assumptions (3%) – (4%) Decrease In Net Sales Y/Y $14.80 to $15.10 Adj. Diluted EPS2 $7.20 to $7.50 GAAP Diluted EPS Revised Outlook1 4% – 7% Increase in Net Sales Y/Y $15.35 – $15.90 Adj. Diluted EPS1 $14.70 – $15.25 GAAP Diluted EPS Previous Outlook with Updated Adjustments1 0% – 2% Increase In Net Sales Y/Y $14.80 – $15.35 Adj. Diluted EPS2 $14.80 – $15.35 GAAP Diluted EPS 1 Exclusive of potential future restructuring activities. 2Please see Reg G reconciliation to GAAP measures at end of document.

Valmont Team is Executing Our Strategy and Performing Well in Dynamic Market 16 Controlling what we can control to maximize financial performance • Streamlining the organization to align with our strategy • Fully realize benefits of ongoing strategic initiatives • Enable a more efficient and effective structure for driving long-term profitable growth while reducing costs Diversified portfolio with compelling long-term drivers • Ongoing Infrastructure strength supported by multi-year secular demand drivers • Favorable long-term demand trends in Agriculture • Continued focus on delivering high-value solutions through investments in innovation Focused strategy drives long-term shareholder value • Capital allocation strategy; investing with discipline to strengthen our core businesses • Innovation is introduced with the purpose of meeting the immediate needs of our customers

Q&A

Appendix

U.S. Electric Utilities Capital Expenditures Source: EEI Finance Department, member company reports, and S&P Global Market Intelligence (updated July 2023). 19

Infrastructure Investment and Jobs Act (IIJA) 20 Infrastructure Investment and Jobs Act Spending Breakdown (In Order - Most to Least) Previously-Passed Transportation Funding | $650B Roads, Bridges and Related Programs | $111B Energy, Power and Electric Grid Reliability | $107.5B Freight and Passenger Rail | $66B Broadband | $65B Water and Wastewater Infrastructure | $55B Public Transportation | $39.2B Airports | $25B Natural Disaster Prevention and Mitigation | $23.3B Cleaning-Up Abandoned Sites | $21B Army Corps of Engineers | $16.7B Highway and Pedestrian Safety | $11B Ports and Coast Guard | $7.8B Cybersecurity and other Infrastructure Programs | $10.11B Source: Grassley.senate.gov

5G Adoption and Capex Spend Forecasts Source: GSMA Intelligence- The Mobile Economy 2023 21

U.S. Net Cash Farm Income by Year Source: USDA (August 31, 2023) 22

U.S. Drought Condition Source: Drought Monitor (October 17, 2023) 23

Steel Material Index Trends 2020-2023 YTD Source: FastMarkets AMM 24 • The spike in steel costs during the first four months of the year is expected to slightly reduce our Infrastructure operating income margin for the second half of the year compared to the strong second quarter results • Cost changes impact TD&S the most because of the contractual pricing mechanisms and strong backlog in that product line

Reconciliation of Non-GAAP Financial Measures to Reported Financial Measures

Dollars in thousands, except per share amounts

The non-GAAP tables below disclose the impact of impairment of long-lived assets, realignment charges, intangible asset amortization (Prospera), and stock-based compensation recognized for the Prospera employees on fiscal 2023 results, as well as the impact of non-recurring tax benefit items on net earnings. Amounts may be impacted by rounding. We believe it is useful when considering company performance for the non-GAAP adjusted net earnings and operating income to be taken into consideration by management and investors with the related reported GAAP measures.

	Thirteen weeks ended September 30, 2023	Diluted earnings (loss) per share[1,2]	Thirty-nine weeks ended September 30, 2023	Diluted earnings per share[2]
Net earnings (loss) attributable to Valmont Industries, Inc. - as reported	$ (49,028)	$ (2.32)	$ 114,888	$ 5.40
Impairment of long-lived assets	140,844	6.67	140,844	6.62
Realignment charges	4,180	0.20	4,180	0.20
Prospera intangible asset amortization	—	—	3,290	0.15
Prospera stock-based compensation	—	—	4,278	0.20
Total adjustments, pre-tax	145,024	6.86	152,592	7.17
Tax effect of adjustments[3]	(5,432)	(0.26)	(6,524)	(0.31)
Non-recurring tax benefit items	(3,588)	(0.17)	(3,588)	(0.17)
Net earnings attributable to Valmont Industries, Inc. - adjusted	$ 86,976	$ 4.12	$ 257,368	$ 12.09
Average shares outstanding (000's) - diluted		21,131		21,290

[1]*In the third quarter of fiscal 2023, we reported a GAAP net loss. In periods in which we recognize a net loss, we exclude the impact of outstanding stock awards from the diluted loss per share calculation, as their inclusion would have an anti-dilutive effect. The adjusted diluted earnings per share calculation includes the impact of outstanding stock awards.*

[2]*Earnings (loss) per share includes rounding*

[3]*The tax effect of adjustments is calculated based on the income tax rate in each applicable jurisdiction*

CONSERVING RESOURCES. IMPROVING LIFE.® valmont

25

Reconciliation of Non-GAAP Financial Measures to Reported Financial Measures

Dollars in thousands

The non-GAAP tables below disclose the impact of impairment of long-lived assets, realignment charges, intangible asset amortization (Prospera), and stock-based compensation recognized for the Prospera employees on fiscal 2023 results, as well as the impact of non-recurring tax benefit items on net earnings. Amounts may be impacted by rounding. We believe it is useful when considering company performance for the non-GAAP adjusted net earnings and operating income to be taken into consideration by management and investors with the related reported GAAP measures.

	Thirteen weeks ended September 30, 2023				
Operating Income (Loss) Reconciliation	**Infrastructure**	**Agriculture**	**Other**	**Corporate**	**Valmont**
Operating income (loss) - as reported	$ 103,401	$ (99,670)	$ —	$ (27,921)	$ (24,190)
Impairment of long-lived assets	3,571	137,273	—	—	140,844
Realignment charges	1,069	907	—	2,204	4,180
Adjusted operating income	$ 108,041	$ 38,510	$ —	$ (25,717)	$ 120,834
Net sales - as reported	753,626	296,669	—	—	1,050,295
Operating income (loss) as a % of net sales	13.7 %	(33.6) %	NM	NM	(2.3) %
Adj. operating income as a % of adj. net sales	14.3 %	13.0 %	NM	NM	11.5 %

	Thirty-nine weeks ended September 30, 2023				
Operating Income Reconciliation	**Infrastructure**	**Agriculture**	**Other**	**Corporate**	**Valmont**
Operating income - as reported	$ 313,703	$ 2,904	$ —	$ (88,598)	$ 228,009
Impairment of long-lived assets	3,571	137,273	—	—	140,844
Realignment charges	1,069	907	—	2,204	4,180
Prospera intangible asset amortization	—	3,290	—	—	3,290
Prospera stock-based compensation	—	4,278	—	—	4,278
Adjusted operating income	$ 318,343	$ 148,652	$ —	$ (86,394)	$ 380,601
Net sales - as reported	2,253,924	905,148	—	—	3,159,072
Operating income as a % of net sales	13.9 %	0.3 %	NM	NM	7.2 %
Adj. operating income as a % of adj. net sales	14.1 %	16.4 %	NM	NM	12.0 %

CONSERVING RESOURCES. IMPROVING LIFE.® valmont

26

Reconciliation of Non-GAAP Financial Measures to Reported Financial Measures

Dollars in thousands, except per share amounts

The non-GAAP tables below disclose the impact of intangible asset amortization (Prospera) and stock-based compensation recognized for the Prospera employees on fiscal 2022 results. We believe the adjustments for Prospera allow for a better investor understanding of Agriculture segment performance related to traditional segment products. Amounts may be impacted by rounding. We believe it is useful when considering company performance for the non-GAAP adjusted net earnings and operating income to be taken into consideration by management and investors with the related reported GAAP measures.

	Thirteen weeks ended September 24, 2022	Diluted earnings per share[1]	Thirty-nine weeks ended September 24, 2022	Diluted earnings per share[1]
Net earnings attributable to Valmont Industries, Inc. - as reported	$ 72,112	$ 3.34	$ 210,531	$ 9.77
Prospera intangible asset amortization	1,645	0.08	4,935	0.23
Prospera stock-based compensation	2,530	0.12	7,523	0.35
Total adjustments, pre-tax	4,175	0.19	12,458	0.58
Tax effect of adjustments[2]	(974)	(0.05)	(2,106)	(0.10)
Net earnings attributable to Valmont Industries, Inc. - adjusted	$ 75,313	$ 3.49	$ 220,883	$ 10.25
Average shares outstanding (000's) - Diluted		21,605		21,546

[1]*Earnings per share includes rounding*

[2]*The tax effect of adjustments is calculated based on the income tax rate in each applicable jurisdiction*

CONSERVING RESOURCES. IMPROVING LIFE.® valmont

27

Reconciliation of Non-GAAP Financial Measures to Reported Financial Measures

Dollars in thousands

The non-GAAP tables below disclose the impact of intangible asset amortization (Prospera) and stock-based compensation recognized for the Prospera employees on fiscal 2022 results. We believe the adjustments for Prospera allow for a better investor understanding of Agriculture segment performance related to traditional segment products. Amounts may be impacted by rounding. We believe it is useful when considering company performance for the non-GAAP adjusted net earnings and operating income to be taken into consideration by management and investors with the related reported GAAP measures.

	Thirteen weeks ended September 24, 2022				
Operating Income Reconciliation	**Infrastructure**	**Agriculture**	**Other**	**Corporate**	**Valmont**
Operating income - as reported	$ 92,465	$ 43,258	$ 1,107	$ (26,858)	$ 109,972
Prospera intangible asset amortization	—	1,645	—	—	1,645
Prospera stock-based compensation	—	2,530	—	—	2,530
Adjusted Operating Income	$ 92,465	$ 47,433	$ 1,107	$ (26,858)	$ 114,147
Net Sales - as reported	750,380	324,141	22,861	—	1,097,382
Adjusted Net Sales - as reported	750,380	324,141	—	—	1,074,521
Operating Income as a % of Net Sales	12.3 %	13.3 %	4.8 %	NM	10.0 %
Adjusted Operating Income as a % of Net Sales	12.3 %	14.6 %	4.8 %	NM	10.4 %
Adjusted Operating Income as a % of Adjusted Net Sales	12.3 %	14.6 %	NM	NM	10.6 %

	Thirty-nine weeks ended September 24, 2022				
Operating Income Reconciliation	**Infrastructure**	**Agriculture**	**Other**	**Corporate**	**Valmont**
Operating income - as reported	$ 254,908	$ 138,779	814	$ (70,968)	$ 323,533
Prospera intangible asset amortization	—	4,935	—	—	4,935
Prospera stock-based compensation	—	7,523	—	—	7,523
Adjusted Operating Income	$ 254,908	$ 151,237	$ 814	$ (70,968)	$ 335,991
Net Sales - as reported	2,144,669	1,002,118	66,947	—	3,213,734
Adjusted Net Sales - as reported	2,144,669	1,002,118	—	—	3,146,787
Operating Income as a % of Net Sales	11.9 %	13.8 %	1.2 %	NM	10.1 %
Adjusted Operating Income as a % of Net Sales	11.9 %	15.1 %	1.2 %	NM	10.5 %
Adjusted Operating Income as a % of Adjusted Net Sales	11.9 %	15.1 %	NM	NM	10.7 %

CONSERVING RESOURCES. IMPROVING LIFE.® valmont

28

Reconciliation of Forecasted GAAP and Adjusted Earnings Dollars in thousands, except per share amounts 29 The non-GAAP tables below disclose the impact on the range of estimated diluted earnings per share of the (1) impairment of long-lived assets, (2) realignment charges, and (3) non-recurring tax benefit items. We believe it is useful when considering company performance for the non-GAAP adjusted net earnings to be taken into consideration by management and investors with the related reported GAAP measures. 1 See accompanying press release for our key assumptions 2 The tax effect of adjustments is calculated based on the estimated income tax rate in each applicable jurisdiction 3 Assumes weighted average shares outstanding of 21.3M, and includes rounding Reconciliation of Range of Net Earnings - 2023 Revised Guidance 1 Estimated net earnings - GAAP $ 154,000 $ 160,400 Impairment of long-lived assets, pre-tax $ 141,000 Realignment charges, pre-tax 36,000 Total pre-tax adjustments 177,000 Estimated tax benefit from above expenses2 (12,900) Non-recurring tax benefit items (3,600) Total Adjustments, after-tax $ 160,500 Estimated net earnings - Adjusted $ 314,500 $ 320,900 Diluted Earnings Per Share Range - GAAP3 $ 7.20 $ 7.50 Diluted Earnings Per Share Range - Adjusted3 $ 14.80 $ 15.10 Low End High End Adjustments

Reconciliation of Forecasted GAAP and Adjusted Earnings Dollars in thousands, except per share amounts 30 The non-GAAP tables below disclose the impact on the range of estimated diluted earnings per share of the (1) amortization of intangible assets (Prospera) and (2) stock-based compensation for Prospera employees. We believe it is useful when considering company performance for the non-GAAP adjusted net earnings to be taken into consideration by management and investors with the related reported GAAP measures. 1 See accompanying press release for our key assumptions 2 The tax effect of adjustments is calculated based on the estimated income tax rate in each applicable jurisdiction 3 Assumes weighted average shares outstanding of 21.5M, and includes rounding Reconciliation of Range of Net Earnings - 2023 Previous Guidance 1 Estimated net earnings - GAAP $ 318,250 $ 330,050 Prospera intangible asset (proprietary technology) amortization, pre-tax $ 6,600 Prospera stock-based compensation, pre-tax 9,800 Total pre-tax adjustments 16,400 Estimated tax benefit from above expenses2 (2,450) Total Adjustments, after-tax $ 13,950 Estimated net earnings - Adjusted $ 332,200 $ 344,000 Diluted Earnings Per Share Range - GAAP3 $ 14.80 $ 15.35 Diluted Earnings Per Share Range - Adjusted3 $ 15.45 $ 16.00 Low End High End Adjustments

Reconciliation of Forecasted GAAP and Adjusted Earnings Dollars in thousands, except per share amounts 31 The non-GAAP tables below disclose the impact on the range of estimated diluted earnings per share of the (1) amortization of intangible assets (Prospera) and (2) stock-based compensation for Prospera employees. We believe it is useful when considering company performance for the non-GAAP adjusted net earnings to be taken into consideration by management and investors with the related reported GAAP measures. 1 See accompanying press release for our key assumptions 2 The tax effect of adjustments is calculated based on the estimated income tax rate in each applicable jurisdiction 3 Assumes weighted average shares outstanding of 21.5M, and includes rounding Reconciliation of Range of Net Earnings - 2023 Revised Previous Guidance 1 Estimated net earnings - GAAP $ 318,250 $ 330,050 Prospera intangible asset (proprietary technology) amortization, pre-tax $ — Prospera stock-based compensation, pre-tax — Total pre-tax adjustments — Estimated tax benefit from above expenses2 — Total Adjustments, after-tax $ — Estimated net earnings - Adjusted $ 318,250 $ 330,050 Diluted Earnings Per Share Range - GAAP3 $ 14.80 $ 15.35 Diluted Earnings Per Share Range - Adjusted3 $ 14.80 $ 15.35 Low End High End Adjustments

Reconciliation of Excluding Other Segment Net Sales Dollars in thousands 32 Excluding Other segment net sales from the third quarter and first three quarters of fiscal 2022, which we refer to in this reconciliation as “Adjusted Net Sales” is a non-GAAP measure. The Other segment net sales were generated by the wind energy structures business which was divested in December 2022. Adjusted Net Sales should not be considered in isolation or as a substitute for net earnings, cash flows from operations or other income or cash flow data prepared in accordance with GAAP, or as a measure of our operating performance or liquidity. The table below shows how Adjusted Net Sales is calculated from our statements of earnings. Adjusted Net Sales is calculated as Net Sales less Other segment net sales. Adjusted Net Sales allows investors to analyze our operating performance in light of the amount of net sales less net sales of a divested business. Net sales $ 1,050,295 $ 1,097,382 -4.3% $ 3,159,072 $ 3,213,734 -1.7% Less: Other segment net sales — (22,861) N M — (66,947) N M Adjusted net sales $ 1,050,295 $ 1,074,521 -2.3% $ 3,159,072 $ 3,146,787 0.4% Thirty-nine weeks ended September 30, September 24, Percent 2023 2022 Change 2023 2022 Change September 30, September 24, Percent Thirteen weeks ended

Reconciliation of Adjusted Effective Tax Rate Dollars in thousands 33 As reported $ (34,655) $ 15,461 -44.6% Impairment of long-lived assets 140,844 4,387 Realignment charges 4,180 1,045 Non-recurring tax benefit items — 3,588 Adjusted $ 110,369 $ 24,481 22.2% Earnings (loss) before income taxes and equity in loss of nonconsolidated subsidiaries Income tax expense Effective tax rate Thirteen weeks ended September 30, 2023 Excluding significant non-recurring items from the third quarter of fiscal 2023 from the calculation of effective tax rate, which we refer to as “Adjusted Effective Tax Rate”, is a non-GAAP measure. Adjusted Effective Tax Rate should not be considered in isolation or as a substitute for the effective tax rate prepared in accordance with GAAP. The table below shows how Adjusted Effective Tax Rate is calculated from the Company’s Statements of Operations. Adjusted Effective Tax Rate is calculated as total earnings (loss) before income taxes plus the significant non-recurring items of impairment of goodwill and intangible assets, realignment charges, and non-recurring tax benefit items. Adjusted Effective Tax Rate allows investors to analyze our effective tax rate in light of these non-recurring items.

2013 – 2022 Historical Free Cash Flow[1,2]

Dollars in millions

	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022
Net cash flows from operating activities	$ 396.4	$ 174.1	$ 272.3	$ 232.8	$ 133.1	$ 153.0	$ 307.6	$ 316.3	$ 65.9	$ 326.3
Net cash flows from investing activities	(131.7)	(256.9)	(48.2)	(53.0)	(49.6)	(155.4)	(168.1)	(104.0)	(417.3)	(132.1)
Net cash flows from financing activities	(37.4)	(136.8)	(32.0)	(95.2)	(32.0)	(162.1)	(98.9)	(173.8)	133.5	(181.9)
Net cash flows from operating activities	$ 396.4	$ 174.1	$ 272.3	$ 232.8	$ 133.1	$ 153.0	$ 307.6	$ 316.3	$ 65.9	$ 326.3
Purchase of plant, property, and equipment	(106.8)	(73.0)	(45.5)	(57.9)	(55.3)	(72.0)	(97.4)	(106.7)	(107.8)	(93.3)
Free cash flows	289.7	101.1	226.8	174.9	77.8	81.0	210.2	209.6	(41.9)	233.0
Net earnings attributed to Valmont Industries, Inc.	$ 278.5	$ 183.9	$ 40.1	$ 175.5	$ 120.5	$ 101.8	$ 146.4	$ 140.7	$ 195.6	$ 250.9
Adjusted free cash flow net earnings attributed to Valmont Industries, Inc.	$ 295.1	$ 187.7	$ 131.7	$ 139.9	$ 162.7	$ 130.4	N/A	$ 159.8	$ 222.3	$ 284.2
Free Cash Flow Conversion - GAAP	1.04	0.55	5.66	1.00	0.65	0.80	1.44	1.49	(0.21)	0.93
Free Cash Flow Conversion - Adjusted	0.98	0.53	1.71	1.25	0.48	0.62	N/A	1.31	(0.19)	0.82
Reconciliation of Net Earnings to Adjusted Figures										
Net earnings attributed to Valmont Industries, Inc.	$ 278.5	$ 183.9	$ 40.1	$ 175.5	$ 120.5	$ 101.8	$ 146.4	$ 140.7	$ 195.6	$ 250.9
Loss from divestiture of offshore wind energy structures business	-	-	-	-	-	-	-	-	-	33.3
Change in valuation allowance against deferred tax assets	-	-	7.1	(20.7)	41.9	-	-	-	5.0	-
Impairment of long-lived assets	12.2	-	61.8	1.1	-	28.6	-	19.1	21.7	-
Reversal of contingent liability	-	-		(16.6)	-	-	-	-	-	-
Other non-recurring expenses (non-cash)	-	-	18.1			-	-	-	-	-
Deconsolidation of Delta EMD, after-tax and NCI	4.4	-	-	-	-	-	-	-	-	-
Noncash loss from Delta EMD shares	-	3.8	4.6	0.6	0.2	-	-	-	-	-
Adjusted free cash flow net earnings attributed to Valmont Industries, Inc.	$ 295.1	$ 187.7	$ 131.7	$ 139.9	$ 162.7	$ 130.4	$ 146.4	$ 159.8	$ 222.3	$ 284.2

CONSERVING RESOURCES. IMPROVING LIFE.® valmont

[1] Adjusted earnings for purposes of calculating FCF conversion may not agree to the adjusted net earnings. The difference is due to non-recurring expenses which were settled in cash in the year of occurrence as part of net cash flows from operating activities.

[2] We use the non-GAAP measure of FCF, which we define as GAAP net cash flows from operating activities reduced by capex. We believe that FCF is a useful performance measure for management and useful to investors as the basis for comparing our performance with other companies. Our measure of FCF may not be directly comparable to similar measures used by other companies.

34

290 101 227 175 78 81 210 210 (42) 233 156 (100) (50) - 50 100 150 200 250 300 350 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 10 Year Avg Strong Free Cash Flow throughout the Cycle Dollars in millions 35 Years of rapid raw material cost inflation GAAP 1.04X 0.55X 5.66X 1.00X 0.65X 0.80X 1.44X 1.49X (0.21X) 0.93X Adj. 0.98X 0.53X 1.71X 1.25X 0.48X 0.62X N/A 1.31X (0.19X) 0.82X 2013 – 2022 Free Cash Flow1 10-yr Avg. $156M GAAP 1.33X Adj. 0.83X Historical FCF Conversion by Year1 1 We use the non-GAAP measure of FCF, which we define as GAAP net cash flows from operating activities reduced by capex. We believe that FCF is a useful performance measure for management and useful to investors as the basis for comparing our performance with other companies. Our measure of FCF may not be directly comparable to similar measures used by other companies.

Calculation of Adjusted EBITDA and Leverage Ratio Dollars in thousands 36 Certain of our debt agreements contain covenants that require us to maintain certain coverage ratios. Our Debt/Adjusted EBITDA may not exceed 3.5X Adjusted EBITDA (or 3.75X Adjusted EBITDA after certain material acquisitions) of the prior four fiscal quarters. See “Leverage Ratio” below. Net earnings attributable to Valmont Industries, Inc. $ 155,220 Interest expense 54,750 Income tax expense 107,395 Depreciation and amortization expense 98,002 Stock based compensation 40,662 Loss on divestiture of offshore wind energy structures business 33,273 Impairment of long-lived assets 140,844 Restructuring costs 4,180 HR Products Pro-Forma EBITDA 24,921 Adjusted EBITDA $ 659,247 Interest-bearing debt, excluding origination fees and discounts of $26,481 $ 1,008,321 Less: cash and cash equivalents in excess of $50 million 122,566 Net indebtedness $ 885,755 Net indebtedness $ 885,755 Leverage ratio 1.34 Interest-bearing debt, excluding origination fees and discounts of $26,481 $ 1,008,321 Total debt to adjusted EBITDA 1.53 Four Fiscal Quarters Ended September 30, 2023